UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2016

Seventy Seven Energy Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-36354	45-3338422
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

777 N.W. 63rd Street Oklahoma City, Oklahoma		73116
(Address of principal executive offices)		(Zip Code)

(405) 608-7777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

On June 7, 2016, Seventy Seven Energy Inc. (the “Company”) and all of its direct and indirect wholly owned subsidiaries (collectively, the “Debtors”) filed voluntary petitions (the “Bankruptcy Petitions”) for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”). The Debtors have filed a motion with the Court seeking to jointly administer all of the Debtors’ Chapter 11 cases under the caption In re: Seventy Seven Finance Inc., et al. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. The subsidiary Debtors in these Chapter 11 cases are Seventy Seven Operating LLC (“OpCo”), Seventy Seven Land Company LLC, Seventy Seven Finance Inc. (“SSF”), Performance Technologies, L.L.C., PTL Prop Solutions, L.L.C., Western Wisconsin Sand Company, LLC, Nomac Drilling, L.L.C., SSE Leasing LLC, Keystone Rock & Excavation, L.L.C. and Great Plains Oilfield Rental, L.L.C.

During the Chapter 11 cases, subject to Court approval, the Company’s trade creditors and vendors are expected to be paid in full in the ordinary course of business, and all of the Company’s contracts (other than those under which the Outstanding Debt (as defined below) was issued) are expected to remain in effect in accordance with their terms preserving the rights of all parties.

This Form 8-K is not a solicitation to accept or reject the proposed plan of reorganization referred to herein or an offer to sell or a solicitation of an offer to buy any securities of the Company.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filings of the Bankruptcy Petitions described in Item 1.03 above constitute an event of default with respect to the 6.625% senior unsecured notes due 2019 of SSO and SSF, wholly owned subsidiaries of the Company (the “2019 Notes”), and the Company’s 6.50% senior unsecured notes due 2022 (the “2022 Notes”), $400.0 million term loan (the “Term Loan”), $100.0 million incremental term loan (the “Incremental Term Loan”) and revolving credit facility (collectively, the “Outstanding Debt”). Pursuant to the Bankruptcy Code, the filing of the Bankruptcy Petitions automatically stayed most actions against the Debtors, including most actions to collect indebtedness incurred prior to the filing of the Bankruptcy Petitions or to exercise control over the Debtors’ property. Accordingly, although the Bankruptcy Petitions triggered defaults under the Outstanding Debt, creditors are generally stayed from taking action as a result of these defaults.

Item 7.01. Regulation FD Disclosures.

On June 7, 2016, in connection with the filing of the Bankruptcy Petitions, the Debtors announced the results of the previously disclosed solicitation of votes from holders of the 2019 Notes, 2022 Notes, Term Loan and Incremental Term Loan to accept the joint prepackaged plan of reorganization. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including the exhibits incorporated by reference herein, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified as being incorporated by reference in the registration statement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release issued by Seventy Seven Energy Inc. dated June 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 7, 2016	SEVENTY SEVEN ENERGY INC.

	By:	/s/ Cary Baetz
Cary Baetz
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Seventy Seven Energy Inc. dated June 7, 2016.